SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Identix Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

IDENTIX INCORPORATED
To Be Held On October 30, 2003

To The Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Identix Incorporated (the “Company”) will be held on Thursday, October 30, 2003, at 1:00 p.m. local time, at the Thrivent Financial Building, 625 Fourth Avenue South, Minneapolis, Minnesota, for the purpose of considering and acting upon the following proposals:

1.	To elect eight directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on September 5, 2003 are entitled to notice of and to vote at the meeting. A list of the stockholders of record will be available for inspection at the Company’s headquarters at 5600 Rowland Road, Minnetonka, Minnesota 55343 during ordinary business hours for the ten-day period prior to the Annual Meeting.

      All stockholders are cordially invited to attend the meeting in person. In order to assure your representation at the meeting, you are urged to vote using our Internet or telephone voting systems or by marking, signing, dating and returning the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,

Joseph J. Atick
President & Chief Executive Officer

Minnetonka, Minnesota

September 12, 2003

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE
REPORT OF THE BOARD OF DIRECTORS AUDIT COMMITTEE
AUDIT FEES
Stock Performance Graph
EMPLOYMENT AGREEMENTS
CERTAIN TRANSACTIONS
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
AUDIT COMMITTEE CHARTER

IDENTIX INCORPORATED

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Identix Incorporated (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 30, 2003 at 1:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Thrivent Financial Building, 625 Fourth Avenue South, Minneapolis, Minnesota. The Company’s principal executive offices are located at 5600 Rowland Road, Minnetonka, Minnesota 55343. The Company’s telephone number is (952) 932-0888.

      The mailing date of these proxy solicitation materials is expected to be on or about September 18, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

      Stockholders of record at the close of business on September 5, 2003 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 86,058,713 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding, and 234,558 shares of the Company’s Series A preferred stock, par value $0.01 per share (“Series A Preferred Stock”) were issued and outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      In order to constitute a quorum for the conduct of business, a majority of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote must be represented at the Annual Meeting.

      All shares represented by each properly executed, un-revoked proxy received in time for the Annual Meeting will be voted in the manner specified in the proxy. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors (each, a “Director”, and collectively, the “Directors”) listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement (this “Proxy Statement”).

      Directors are elected by a plurality vote of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or non-votes by any person or institution that is a record holder of shares as to the election of Directors will not affect the election of the candidates receiving the plurality of votes.

      All other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each matter. Abstentions with respect to any such matter are treated as shares present or represented and entitled to vote on that matter and have the same effect as negative votes. If shares are not voted by the person or institution that is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is effective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

      The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s Directors, officers and regular employees without additional compensation, personally or by telephone or fax.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the 2004 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than May 21, 2004 in order to be included. Such stockholder proposals should be addressed to Identix Incorporated, 5600 Rowland Road, Minnetonka, MN 55343, Attn: Investor Relations.

PROPOSAL 1.

ELECTION OF DIRECTORS

General

      A Board of eight Directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s eight nominees named below. If any nominee shall become unavailable, the proxy holders will vote the proxies at their discretion for a substitute or additional nominee. It is expected that all nominees will be able and willing to serve as Directors. The term of office of each person elected as a Director will continue until the next Annual Meeting of stockholders or until his successor has been elected and qualified.

Vote Required

      The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as Directors of the Company. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Nominees

      The names of the nominees and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Robert McCashin	56	Chairman of the Board	2000

Dr. Joseph J. Atick	39	President and Chief Executive Officer of the Company	2002

Milton E. Cooper	65	(Retired)President, Federal Sector, Computer Sciences Corporation	2001

Malcolm J. Gudis	61	(Retired) Senior Vice President, Electronic Data Systems Corporation	2001

Dr. John E. Haugo	68	(Retired) Chairman and Chief Executive Officer, SearchAmerica, Inc.	2002

George Latimer	68	Distinguished Visiting Professor of Urban Studies, Macalester College	2002

John E. Lawler	54	President, East/ West Financial Services, Inc.	2002

Patrick H. Morton	63	Chairman and Chief Executive Officer, QuadRep Incorporated	1985

      Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any Director or executive officer of the Company and any other Director or executive officer of the Company.

      Robert McCashin has been a Director of the Company since October 2000. He was appointed as Chairman of the Board in January 2001. From October 2000 until the merger of the Company with Visionics Corporation (“Visionics”) in June 2002, Mr. McCashin also served as the Chief Executive Officer of the Company. Prior to joining the Company, Mr. McCashin held various executive positions at Electronic Data Systems Corporation (“EDS”), a leading global services company, which he joined in 1971. From 1997 to 1999, Mr. McCashin served as Chief Executive Officer and President of Centrobe, a wholly owned subsidiary of EDS, and one of the world’s largest providers of enterprise customer management solutions. Prior to that time, Mr. McCashin held the position of Group Executive, Global Energy from 1995 to 1997, Group Executive, Southern Europe from 1992 to 1995, Group Executive, Federal Government Group from 1989 to 1992 and Division President, Federal Government Group from 1988 to 1989, each within EDS. Mr. McCashin began his career at EDS in systems engineering.

      Dr. Joseph J. Atick was named President and Chief Executive Officer of the Company and was appointed a Director effective upon the merger of the Company with Visionics in June 2002. Dr. Atick served as Chief Executive Officer and a director of Visionics from February 2001 to June 2001 and also served as President of Visionics from April 2001 to June 2002. Dr. Atick held the position of Chief Executive Officer of Visionics Technology Corporation from 1994 until its merger with Digital Biometrics, Inc. in February 2001, forming Visionics.

      Milton E. Cooper has been a Director of the Company since 2001. Mr. Cooper is the immediate past Chairperson for the Secretary of the Army’s National Science Center Advisory Board and continues to serve on the Board of Directors of the National Science Center. From 1992 until his retirement in June 2001, Mr. Cooper served as President, Federal Sector for Computer Sciences Corporation (“CSC”), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Mr. Cooper joined Systems Group, the predecessor organization to CSC’s Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.

      Malcolm J. Gudis has been a Director of the Company since 2001. In 1993, he retired as a Senior Vice President of EDS, where he had worked for 22 years. For six of those years, he served as a member of EDS’ Board of Directors, and for eight of those years, he served on EDS’ seven man Leadership Council. Mr. Gudis also had direct responsibility for all of EDS’ international, commercial business interests outside of North America, including operations in over 30 countries as well as worldwide responsibility for the market segments comprising the Communications, Transportation and Energy and Petrochemical industries. In 1998, Mr. Gudis was awarded the first International Alumni Award by The Max M. Fisher School of Business at Ohio State University. He currently serves on The Dean’s Advisory Council at The Fisher School of Business at Ohio State University, The Board of Trustees of The Episcopal School of Dallas where he serves as Chancellor, The Carnegie Council on Ethics & International Affairs and numerous charitable and business organizations.

      Dr. John E. Haugo was appointed a Director of the Company effective with the Company’s merger with Visionics in June 2002. Dr. Haugo served as a director of Visionics from February 1998 to June 2002. He is currently Chairman of SearchAmerica, Inc. He was Chairman and Chief Executive of MedServe Link, Inc. from January 1998 to August 2000, at which time it was acquired by Pointshare. Dr. Haugo was Vice President and General Manager of the Serving Software Group Business Unit of HBO from September 1994 to March 1997. From April 1986 to September 1994, prior to its acquisition by HBO, Dr. Haugo was founder, President, Chairman and Chief Executive Officer of Serving Software, Inc., a provider of health care scheduling and resource management systems. From January 1976 to January 1981, he served as Chief Executive Officer of Minnesota Educational Computing Corporation.

      George Latimer was appointed a Director effective with the merger of the Company with Visionics in June 2002. Mr. Latimer served as a director of Visionics from February 2001 to June 2002. Mr. Latimer has served as a Distinguished Visiting Professor of Urban Studies for Macalester College since January 1996. Additionally, from January 1996 to January 1998, Mr. Latimer was CEO of the National Equity Fund, which manages approximately $2.5 billion, 27,000 housing units in 35 cities, and provides affordable housing for working people through use of the Low Income Tax Credit. Mr. Latimer served as special advisor to HUD Secretary Henry Cisneros from January 1993 to November 1995. From 1990 to 1993, Mr. Latimer was Dean of Hamline University Law School. As a labor attorney, Mr. Latimer practiced law in Saint Paul, Minnesota from 1963 until his election as Mayor of Saint Paul in 1976. He served as Mayor for 14 years, during which period he also served terms as President of the National League of Cities and as President of the League of Minnesota Cities. Mr. Latimer has served on the Kennedy School of Government Executive Session on Policy at Harvard University, and as Regent of the University of Minnesota.

      John E. Lawler was appointed a Director effective with the merger of the Company with Visionics in June 2002. Mr. Lawler served as a director of Visionics from December 1999 to June 2002. Mr. Lawler has been President of East/ West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder and current Chief Executive Officer of Sterling Wealth Management, Inc., a registered investment advisor, and has served on its Board of Directors since October 1999, currently serving as Chairman. From March 1982 to March 1988, Mr. Lawler served in various executive positions in Washington D.C. public relations firms, including Gray and Company, an advertising, public relations and lobbying firm, for which he served as Chief Financial Officer. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C.

      Patrick H. Morton has been a Director of the Company since 1985. Mr. Morton is co-founder, Chairman and Chief Executive Officer of QuadRep Incorporated, a manufacturers’ representative company, and also serves as Chairman of Integrated Manufacturing Solutions, Inc., a manufacturer of integrated circuit boards. He held the position of President of QuadRep from 1981 through 1990 and has been Chairman since 1991. From May 1997 to June 2000, Mr. Morton was President of Kokusai Semiconductor Equipment Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (“SEC”). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year ending June 30, 2003, all Section 16(a) filing requirements applicable to its Officers, Directors and 10% stockholders were met in a timely manner, except in the following instances: (1) Mr. James Moar, an executive officer of the Company filed a late Form 3; (2) Dr. Atick, a Director and an executive officer of the Company, failed to file a timely Form 4, but later appropriately reported the transaction on Form 5 for the fiscal year 2003; and (3) each of Dr. Paul Griffin, Ms. Linda Howard, Mr. Mark Molina and Mr. Erik Prusch, executive officers of the Company, failed to file a timely Form 4, but later appropriately reported the transaction on a Form 5 for the fiscal year 2003.

Board Meetings and Committees

      The Board held a total of six meetings during fiscal 2003.

      The Board currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

      The Compensation Committee reviews and approves the Company’s executive officer compensation policy and administers the Company’s employee stock option plans and the Company’s Non-Employee Directors Stock Option Plan (the “Directors Plan”). The Compensation Committee held seven meetings during fiscal 2003. The Compensation Committee is comprised of Patrick H. Morton (Chair), John E. Haugo and Malcolm J. Gudis.

      The Audit Committee carries out the mandates of the Audit Committee Charter, which was initially adopted by the Board in July 2001, and amended by the Board in July 2003. The Amended Audit Committee Charter is attached to this Proxy Statement as Annex A. The Audit Committee held six meetings during fiscal 2003. The Audit Committee is comprised of John E. Lawler (Chair), Milton E. Cooper, George Latimer, Malcolm J. Gudis and John E. Haugo. The members of the Audit Committee are independent, as defined in Rule 4200(a)(5) of the NASD listing standards.

      A Nominating Committee was established by the Board of Directors in June 2002 to make recommendations regarding the composition of the Board and the nomination of individuals for election to the Board by the stockholders of the Company. The members of the Nominating Committee are Malcolm J. Gudis (Co-Chair), George Latimer (Co-Chair), Milton E. Cooper and John E. Lawler. The Nominating Committee will consider nominations proposed by the Company’s stockholders in accordance with the Company’s Bylaws. The Nominating Committee held no meetings during fiscal 2003. In July 2003, the Nominating Committee unanimously recommended that the Board approve for nomination for election to the Board the eight individuals identified in Proposal 1 above.

      During fiscal 2003, no incumbent Director attended fewer than 75% of the aggregate of all meetings of the Board and committees, if any, upon which such Director served.

      Each non-employee Director receives a $30,000 annual fee for service on the Board and a fee of $2,000 per Board meeting attended. Each non-employee Director serving on a committee of the Board receives a fee of $1,000 per committee meeting attended, and each such Director who acts as chairman of a committee of the Board receives a fee of $1,000 per quarter for serving in that capacity. However, in the case of any committee of the Board served by co-chairmen, the quarterly fee is $500 for each co-chairman. Mr. McCashin, Chairman of the Board, ceased employment with the Company on June 25, 2002, and does not currently receive annual, meeting attendance or committee fees.

      Under the Directors Plan as currently in effect, each non-employee Director of the Company, upon such Director’s first election to the Board, is entitled to receive an automatic non-discretionary grant of (1) a nonqualified stock option (“NQO”) to purchase 30,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of stockholders or (2) an NQO to purchase 15,000 shares of Common Stock if more than six months have elapsed since the last annual meeting of stockholders (in either case, “Initial Grant”). In addition, on the date of the first meeting of the Board following each annual meeting of the stockholders of the Company, each eligible Director is entitled to receive an automatic non-discretionary grant of an NQO to purchase 30,000 shares of Common Stock (“Annual Grant”). Under the terms of the Directors Plan, a non-employee Director is any Director who is not an employee of the Company or any affiliate of the Company and has not been an employee of the Company or any affiliate of the Company at any time during the preceding 12 months. Mr. McCashin, Chairman of the Board, ceased employment with the Company on June 25, 2002; if re-elected at the Annual Meeting, he will be eligible to receive an Annual Grant on the date of the first meeting of the Board following the Annual Meeting.

      The exercise price of the NQOs granted under the Directors Plan is equal to the fair market value of such shares on the date of grant. The NQOs become exercisable with respect to one fourth of the number of shares covered by such NQO for each three-month period elapsing after the date of grant, so that such NQO will be fully exercisable on the first anniversary of the date such NQO was granted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of July 31, 2003 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock; (ii) each of the Directors; (iii) each of the Company’s executive officers identified in the Summary Compensation Table; and (iv) all Directors and executive officers as a group. Percentage of ownership is based on 85,983,539 shares of Common Stock outstanding as of July 31, 2003. Shares of Common Stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after July 31, 2003 are deemed outstanding for purposes of determining the total number of shares beneficially owned, as well as computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them.

		Number Subject
	Total	to Options
Directors, Officers and	Number of Shares	Exercisable	Percentage
5% Stockholders	Beneficially Owned	Within 60 Days	Beneficially Owned

Preferred Series A Stock

Motorola, Inc.	234,558		100%
1303 E. Algonquin Road Schaumberg, Illinois 60196

Common Stock

State of Wisconsin Investment Board	7,523,900		8.75%
P.O. Box 7842 Madison, WI 53707

Mazama Capital Management	4,503,059		5.24%
One S. W. Columbia, Suite 1500 Portland, Oregon 97258

Joseph Atick**	2,412,946	179,674	2.81%

Robert McCashin**	977,033	970,833	1.14%

Milton Cooper**	67,500	67,500	*

Patrick Morton**	210,829	162,500	*

John Haugo**	163,062	97,962	*

George Latimer**	124,097	77,808	*

John Lawler**	94,182	83,182	*

Malcolm Gudis**	52,500	52,500	*

Paul Griffin**	1,070,112	6,718	1.24%

Linda Howard**	45,645	42,944	*

Erik Prusch**	201,606	190,834	*

Mark Molina**	165,528	159,479	*

Jim Moar**	—	—	*

All directors and officers as a group (13 persons)	5,681,390	2,188,284	6.61%

*	Less than one percent

**	All Directors and Officers listed reflect the Identix corporate office address:

5600 Rowland Road Suite 205 Minnetonka MN 55343-4315

EXECUTIVE COMPENSATION

      The table set forth below provides certain summary information concerning compensation paid to or accrued for: (i) each person who served as the Company’s Chief Executive Officer during fiscal year 2003 and (ii) each of the five other most highly compensated executive officers of the Company who served as executive officers at June 30, 2003.

Summary Compensation Table

	Annual Compensation					Long Term
						Compensation	Other
Name and Principal Position	Year	Salary($)		Bonus($)		Options(#)(1)	Compensation($)

Joseph J. Atick(2)	2003	$300,000	(13)	$—		90,000	$5,000	(3)
President, Chief Executive	2002	3,000	(13)	—		450,000	—
Officer and Director	2001	—		—		—	—

Paul Griffin(4)	2003	213,000	(13)	—		85,000	6,000	(5)
Chief Technology Officer	2002	—		—		—	—
	2001	—		—		—	—

Linda Howard(6)	2003	244,000	(13)	20,000	(14)	93,041	6,000	(7)
Senior Vice President, Federal	2002	195,000	(13)	89,000		20,100	6,000	(7)
Strategic Business Group; President, Identix Public Sector, Inc.	2001	11,000	(13)	—		40,000	—	(7)

Erik Prusch(8)	2003	286,000	(13)	10,000	(14)	55,000	305,000	(9)
Chief Financial Officer	2002	275,000	(13)	68,000		100,000	227,000	(9)
	2001	58,000	(13)	—		250,000	—	(9)

Mark Molina	2003	228,000	(13)	10,000	(14)	30,000	51,000	(10)
Vice President,	2002	213,000	(13)	61,000		120,000	5,000	(10)
General Counsel & Secretary	2001	181,000	(13)	78,000		75,000	9,000	(10)

James H. Moar(11)	2003	60,000	(13)	—		280,000	1,000	(12)
Chief Operating Officer	2002	—		—		—	—
	2001	—		—		—	—

(1)	All figures in this column reflect shares of Common Stock into which options are exercisable.

(2)	Dr. Atick joined the Company in June 2002 as the Chief Executive officer following the merger of the Company with Visionics. The compensation for fiscal year 2003 is based upon the annual salary of $300,000.

(3)	The fiscal 2003 figure includes $4,000 in matching contributions under the Company’s 401(k) Plan and includes $1,000 in premium payments for Dr. Atick’s life insurance policy.

(4)	Dr. Griffin joined the Company in June of 2002 following the merger of the Company with Visionics as the Chief Technology Officer. The compensation for fiscal 2003 is based upon the annual salary of $213,000.

(5)	The fiscal 2003 figure includes $5,000 in matching contributions under the Company’s 401(k) Plan and includes $1,000 in premium payments for Dr. Griffin’s life insurance policy.

(6)	Ms. Howard joined the Company in May 2001. Fiscal 2001 compensation is for a partial year. The compensation for fiscal 2003 is based upon the annual salary of $250,000.

(7)	The fiscal 2003 figure represents $5,000 in matching contributions under the Company’s 401(k) Plan, and $1,000 for life insurance premiums. The fiscal 2002 figure represents $6,000 in matching contributions under the Company’s 401(k) Plan.

(8)	Mr. Prusch joined the Company in April 2001 as the Chief Financial Officer. The 2001 compensation is for a partial year. The compensation for fiscal 2003 is based upon an annual salary of $275,000.

(9)	The fiscal 2003 figure includes $2,000 in premium payments for Mr. Prusch’s life insurance policy, $7,000 in matching contributions under the 401(k) Plan, and housing relocation expenses to

Minneapolis, Minnesota totaling $296,000. The fiscal 2002 figure includes $2,000 in premium payments for Mr. Prusch’s life insurance policy, $2,000 in matching contributions under the Company’s 401(k) Plan, $198,000 in payments related to Mr. Prusch’s relocation to the San Francisco Bay Area and $25,000 in housing allowance payments.

(10)	The fiscal 2003 includes $43,000 for payments related to Mr. Molina’s relocation to the Minneapolis, Minnesota area, $2,000 in premium payments for a life insurance policy and $6,000 in matching contributions under the Company’s 401(k) Plan. The fiscal 2002 figure includes $1,000 in premium payments for life insurance policy and $4,000 in matching contributions under the Company’s 401(k) Plan. The fiscal 2001 figure includes $1,000 in premium payments for Mr. Molina’s life insurance policy and $8,000 in matching contributions under the Company’s 401(k) Plan.

(11)	Mr. Moar joined the Company as Chief Operating Officer in April 2003. Fiscal 2003 compensation is for a partial year. Fiscal 2003 compensation is based up an annual salary of $285,000.

(12)	The fiscal 2003 figure includes $1,000 in matching contributions under the Company’s 401(k) Plan.

(13)	These amounts represent cash that was actually paid during fiscal 2003. Amounts actually earned during fiscal 2003 may vary from that which was paid.

(14)	These amounts reflect bonuses that were earned in the prior fiscal year but paid in fiscal year 2003. There were no bonuses earned by the executives listed above in fiscal year 2003.

2003 Option Grant Table

      The following table sets forth stock options granted to the executive officers identified in the Summary Compensation Table during fiscal 2003 under the Company’s 1995 Equity Incentive Plan, New Employee Stock Incentive Plan and 2002 Equity Incentive Plan. Since inception, the Company has not granted any stock appreciation rights.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value
		% of Total			at Assumed Annual Rates
		Options Granted			of Stock Price Appreciation
		to Employees in	Exercise		for Options(2)
	Options	Fiscal Year	Price Per	Expiration
Name	Granted(1)	2003	Share	Date	5%	10%

Joseph Atick	90,000	4.93%	$4.7400	4/23/2013	268,286	679,891

Paul Griffin	14,163	0.77	4.4200	7/25/2012	39,369	99,769
	35,837	1.96	4.4200	7/25/2012	99,617	252,448
	35,000	1.92	4.7400	4/23/2013	104,334	264,402

Linda Howard	55,403	3.04	4.4200	7/25/2012	154,005	390,278
	35,000	1.92	4.7400	4/23/2013	104,334	264,402
	2,638	0.14	4.4200	7/25/2012	7,333	18,583

Erik Prusch	20,000	1.10	4.4200	7/25/2012	55,594	140,887
	35,000	1.92	4.7400	4/23/2013	104,334	264,402

Mark Molina	30,000	1.64	4.7400	4/23/2013	89,429	226,630

Jim Moar	280,000	15.34	4.2000	4/14/2013	739,580	1,874,241

(1)	Unless otherwise noted, options vest ratably over 48 months from the date of grant, and the exercise price is the fair market value on the date of grant.

(2)	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimated future stock price appreciation.

2003 Option Exercises and Year-end Value Table

      The following table sets forth the number and value of all unexercised options at June 30, 2003. The value of “in-the-money” options refers to options having an exercise price that is less than the market price of the Common Stock on June 30, 2003. No stock options were exercised in fiscal 2003 by the executive officers identified in the Summary Compensation Table.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Value of Unexercised
	Number of Unexercised	In the-Money Options at
	Options at Fiscal Year End	Fiscal Year End(1)

Name	Exercisable/Unexercisable	Exercisable/Unexercisable

Joseph J. Atick	179,674/561,866	$22,500/$216,000

Erik E. Prusch	180,417/224,582	$44,400/$72,749

Jim Moar	0/280,000	$0/$599,200

Paul A. Griffin	6,718/98,436	$0.00/$152,000

Mark S. Molina	141,147/158,853	$22,500/$115,500

Linda N. Howard	26,767/126,374	$159/$167,438

(1)	Value of unexercised in-the-money option at fiscal year end is based on the closing price per share of the Common Stock quoted on the Nasdaq National Market on June 30, 2003, less the exercise price.

(1)	Value realized is determined by multiplying the exercised shares by the difference between the market close price on the date of exercise and the stated exercise price.

      Other than stock options, the Company did not make any awards during the fiscal year ended June 30, 2003 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended for performance to occur over a period longer than one fiscal year.

REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee, report of the Audit Committee and the performance graph which follows shall not be deemed to be incorporated by reference into any such filing.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for establishing and administering the policies, which govern both annual compensation and stock ownership programs for the Chief Executive Officer and certain other executive officers. Each year, salaries are determined and awards are made, if warranted, under the Company’s stock option plans.

      The Compensation Committee annually evaluates the Company’s corporate performance, and its executive compensation and incentive programs compared with the industry and with a broader group of similar size companies. Each of the Chief Executive Officer’s compensation and the former Chief Executive Officer’s compensation for fiscal 2003 was principally governed by their employment agreements, described under “Employment Agreements” below. In negotiating their employment agreements, the Compensation Committee considered the compensation paid by the Company’s direct competitors, a group of similar size companies and the corporate performance for the Company for the prior fiscal year.

      The Company’s compensation programs are designed to reward executives for long-term strategic management, to align the interests of the executive officers with the interests of the Company’s stockholders and to attract and retain highly talented and productive executives, and are leveraged on the basis of performance in terms of both cash compensation and incentive plans, paying more with good performance and less when it is below standard.

      The principal components of executive compensation are base salary, performance bonuses and stock options.

      Base salary is based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually evaluates the Company’s corporate performance and conducts surveys of companies in the industry and of a broader group of similar size companies in order to determine whether the Company’s executive base salaries are in a competitive range.

      Performance bonuses are linked directly to the financial performance of the Company and specific performance objectives. These bonuses in particular emphasize the Compensation Committee’s belief that, when the Company is successful, the executives should be highly compensated to reflect the Company’s success, but that, conversely, if the Company is not successful and does not meet its financial objectives, only limited bonuses should be paid, and only on a case-by case basis, taking into account all relevant facts and circumstances. With respect to certain officers, a cash bonus is based on a formula using Company financial and specific performance objectives. There were no bonuses earned by the Company’s executive officers in fiscal 2003.

      The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and in some, but not all cases, on an annual basis thereafter. Options are occasionally granted for promotions or other special achievements. The initial option granted to the executive usually vests over a period of four years. The purpose of any annual option grant is to ensure that the executive always has options that vest in increments in the future. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management’s objectives with the stockholders.

      During fiscal 2003, one executive officer received a salary increase equivalent to the amount required to align such officer with comparable executives in similar industries, as well as incentive stock options.

      During fiscal 2004, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company’s performance compared to that of industry performance levels.

COMPENSATION COMMITTEE

Patrick H. Morton, Chairman
Malcolm J. Gudis
Dr. John E. Haugo

REPORT OF THE BOARD OF DIRECTORS AUDIT COMMITTEE

      The following is a report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2003, which include the Company’s consolidated balance sheets as of June 30, 2003 and 2002, and the related consolidated statements of operations, of stockholders’ equity and comprehensive loss and of cash flows for each of the three years in the period ended June 30, 2003, and the notes thereto.

General

      The Board has adopted a written Audit Committee Charter. In general, the Audit Committee Charter sets forth: (i) the scope of the Audit Committee’s responsibilities and the means by which it carries out these responsibilities; (ii) the outside auditor’s accountability to the Board and the Audit Committee; and (iii) the Audit Committee’s responsibility to ensure the independence of the outside auditor.

Review with Management

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management.

Review and Discussions with Independent Accountants

      The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which related to the accountant’s independence from the Company and the Company’s related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. In addition, the Audit Committee has also considered whether the provision of those services set forth in the table below is compatible with PricewaterhouseCoopers LLP maintaining its independence from the Company.

Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

AUDIT COMMITTEE

John E. Lawler, Chairman
Milton E. Cooper
Malcolm J. Gudis
Dr. John E. Haugo
George Latimer

AUDIT FEES

      The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal year 2003.

Description of Services:

Audit fees(1)	$225,000

Financial information system design and implementation fees(2)	—

All other fees(3)	18,000

Total	$243,000

(1)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2003 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.

(2)	There were no fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation.

(3)	Represents the aggregate fees billed in fiscal 2003 for services other than audit and financial information system design and implementation. For example, this category includes fees for tax services as well as for acquisition and due diligence services and related registration statement filings with the SEC.

Stock Performance Graph

      The following graph compares the cumulative total stockholder return on the Common Stock from July 1, 1998 to June 30, 2003 with the cumulative total return on the Russell 2000 Index and a Peer Group (Viisage Technology, Inc. and SAFLINK Corporation).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG IDENTIX INCORPORATED, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 invested on 6/30/98 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.

	Cumulative Total Return

	6/98	6/99	6/00	6/01	6/02	6/03

IDENTIX INCORPORATED	100.00	154.90	246.09	98.04	114.49	99.45
RUSSELL 2000	100.00	101.50	116.04	116.80	106.67	104.92
PEER GROUP	100.00	79.93	152.08	53.15	102.73	144.95

EMPLOYMENT AGREEMENTS

      In June 2002, the Company and Mr. Robert McCashin amended Mr. McCashin’s Employment Agreement with the Company. Pursuant to the agreement, which became effective on June 25, 2002 (the “Effective Date”), Mr. McCashin ceased to serve as the Chief Executive Officer of the Company but continues to serves a Chairman of the Board. Under the agreement, Mr. McCashin received a $400,000 payment on the Effective Date and is entitled to: (i) an additional $900,000 payable over two years; (ii) potential additional payments of up to $350,000 per year for two years based on criteria set by the

Compensation Committee of the Board; (iii) medical and life insurance benefits until he turns 65 or accepts employment with another company; (iv) a payment equal to the difference between $2,000,000 and the amount received under the agreement on and after the Effective Date upon Mr. McCashin’s constructive termination or termination without cause; (v) a payment equal to $400,000 upon voluntary termination, to the extent that all payments received under the agreement on and after the Effective Date do not exceed $2,000,000; (vi) possible gross-up payments for taxes payable by Mr. McCashin following a change in control of the Company; and (vii) payment of the exercise price of the options with a promissory note in accordance with the terms of Mr. McCashin’s option agreements with the Company. In fiscal 2003, Mr. McCashin was paid total cash compensation of approximately $484,000 under his agreement. Of this amount, $30,000 represented bonus amounts actually earned in the prior fiscal year, and $21,000 represented salary amounts actually earned in the prior fiscal year, in each case paid in fiscal 2003. In addition, under the agreement, approximately 379,167 shares of Mr. McCashin’s options to purchase shares of common stock granted in October 2000 ceased to vest as of June 25, 2002, the effective date of the Company’s merger with Visionics and approximately 220,833 shares of the October 2000 options will remain exercisable until 90 days after Mr. McCashin ceases to serve as Chairman. Options to purchase a total of 150,000 shares of Common Stock granted to Mr. McCashin in October 2000 and 600,000 shares granted to Mr. McCashin in August 2001 became fully vested as of June 25, 2002 and those options will remain exercisable until 12 months after Mr. McCashin ceases to serve as Chairman.

      As President and Chief Executive Officer of the Company, Joseph J. Atick entered into a four-year employment agreement with the Company in June 2002. The agreement provides for: (i) an annual base salary of $300,000 (subject to increase); (ii) an annual bonus of up to 50 percent of base salary; (iii) a stock option to purchase 450,000 shares of Common Stock; (iv) a $4,000 per month housing allowance; (v) a $1,000 per month automobile allowance; (vi) a severance payment equal the greater of (a) two times his then current base salary and most recent bonus and (b) up to $2,000,000 plus accrued but unpaid base salary and bonus upon constructive termination or termination without cause; (vii) accelerated option vesting and continuation of benefits upon constructive termination or termination without cause; and (viii) possible gross-up payments for taxes payable by Dr. Atick following a change in control of the Company. While his contract provides for identified housing and automobile allowances, to date Dr. Atick has voluntarily declined to accept these allowances.

      As Chief Operating Officer of the Company, James Moar entered into a three-year employment agreement with the Company in April 2003. The agreement provides for: (i) an annual base salary of $285,000 (subject to increase); (ii) an annual performance-based bonus of up to fifty percent of base salary; (iii) a stock option to purchase 280,000 shares of Common Stock; (iv) an additional stock option to purchase at least 60,000 shares of Common Stock on each anniversary of the agreement; (v) a severance payment equal to the then current base salary over a period of 18 months and a pro-rata portion of the bonus earned upon constructive termination or termination without cause; (vi) accelerated option vesting, extended exercisability and continuation of benefits for one year upon constructive termination or termination without cause; (vii) extension of the term of the agreement for one year after the date of change of control, if a change of control event occurs during the third year of the term of the agreement, and (viii) possible gross-up payments for taxes payable by Mr. Moar following a change in control of the Company.

      As Chief Financial Officer of the Company, Erik E. Prusch entered into an Employment Agreement with the Company in April 2001. The agreement, as amended in August 2001 and April 2002, has a term of four years from April 2001. The agreement provides for: (i) the payment of a base salary; (ii) an annual bonus potential; (iii) severance payments equal to one year’s base salary upon constructive termination or termination without cause; (iv) continuation of benefits for one year following constructive termination or termination without cause; (v) accelerated vesting and extended exercisability of stock options upon constructive termination or termination without cause; and (vi) possible gross-up payments for taxes payable following a change in control of the Company Under the agreement, Mr. Prusch received a housing subsidy relating to Mr. Prusch’s former home in the San Francisco Bay Area, and a no-interest, five-year housing loan in the amount of $300,000 on that home. The loan was extended to Mr. Prusch in October 2001, and was re-paid in full by Mr. Prusch on July 1, 2002 when he sold that home.

      Mr. Mark S. Molina, an executive officer of the Company, entered into an Employment Agreement with the Company in August 2001. The agreement, as amended in April 2002, has a term of four years from August 2001, and provides for: (i) the payment of a base salary; (ii) an annual bonus potential; (iii) severance payments equal to one year’s base salary upon constructive termination or termination without cause; (iv) continuation of benefits for one year following constructive termination or termination without cause; (v) accelerated vesting and extended exercisability of stock options upon constructive termination or termination without cause; and (vi) possible gross-up payments for taxes payable following a change in control of the Company.

      Ms. Linda Howard, and executive officer of the Company, entered into a two year Employment Agreement with the Company in August 2001. In August 2003, Ms. Howard entered into a new Employment Agreement that terminated and superceded her previous agreement. Ms. Howard’s new agreement expires in August 2004. The agreement provides for: (i) the payment of a base salary; (ii) an annual bonus potential; (iii) severance payments equal to 18 months base salary upon constructive termination or termination without cause; (iv) continuation of benefits for one year following constructive termination or termination without cause; (v) accelerated vesting and extended exercisability of stock options upon constructive termination or termination without cause; and (vi) possible gross-up payments for taxes payable following a change in control of the Company. The agreement also provides for the payment of certain additional contingent fees to Ms. Howard upon the successful completion of objectives identified under the agreement.

      On April 29, 2002, the Company entered into a separation agreement and release with its then President and Chief Operating Officer, James P. Scullion. Pursuant to the agreement, Mr. Scullion resigned as an officer and a director of the Company on June 25, 2002 and received a payment equal to $280,000. The agreement also provides for: (i) an additional payment of $140,000, which was made in June 2003; (ii) continued life insurance and other employee benefits for one year; and (iii) accelerated vesting and extended exercisability of stock options.

      On July 22, 2002, the Company entered into a separation agreement and release with its then Executive Vice President of Sales, Valerie J. Lyons. Pursuant to the agreement, Ms. Lyons resigned her employment with the Company on July 28, 2002 and received a payment of $400,000 at that time. She also received a payment of $11,822 in lieu of continued life insurance and other employee benefits for one year. The agreement provides for accelerated vesting and extended exercisability of Ms. Lyons’ stock options.

CERTAIN TRANSACTIONS

      Robert McCashin’s son, Robert J. McCashin, was employed by IPS as a sales executive through August 30, 2002. At the time of his departure, his annual salary was $90,000, plus commissions. In July 2001, he was granted options to purchase up to 5,100 shares of Common Stock. One hundred of such shares vested immediately upon grant; the balance vested cumulatively at the rate of 1/48th per month over four years. The options had an exercise price equaling the fair market value of shares of Common Stock on the date of the grant, and options that had vested at his departure date were exercisable for 90 days thereafter.

      Patrick H. Morton is a member of the Board and its Compensation Committee (see “Board Meetings and Committees” above) and presently owns 38% of Integrated Manufacturing Solutions, Inc. (“IMS”), a manufacturer of integrated circuit boards that provides manufacturing services to the Company. Mr. Morton also serves as chairman of the board of IMS. IMS billed the Company approximately $82,000, $1,076,000, and $1,620,000 in fiscal 2003, 2002, and 2001 respectively. There were no amounts owing to IMS at June 30, 2003.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2004, and recommends that stockholders vote “FOR” ratification of such appointment. In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of different independent auditors at any time during the year if the Board feels that such a change would be in the Company’s and its stockholders’ best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OTHER MATTERS

      Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the Company that the persons named in the enclosed form of proxy vote the shares they represent as Management may recommend.

Dated: September 12, 2003

THE BOARD OF DIRECTORS

ANNEX A

AUDIT COMMITTEE CHARTER

Purpose

      The purpose of the Audit Committee (the “Committee”) of the board of directors (the “Board”) of Identix Incorporated (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee is not responsible, however, for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Composition

      The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent”, as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

      The Committee is charged by the Board with the responsibility to:

1. Appoint and provide for the compensation of the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

5. Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

6. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the Commission or in any public disclosure or release.

7. Review the management letter delivered by the independent auditor in connection with the audit.

8. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

9. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements and disclosures prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee or a member of the Committee who meets the independence and financial literacy requirements of Nasdaq.

10. Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

11. Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

12. Review the scope and results of internal audits, if any.

13. Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

14. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

15. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

16. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

17. Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

18. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Regulations, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

20. Review and approve all related party transactions.

Authority

      By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1. Perform each of the responsibilities of the Committee described above.

2. Appoint a chair of the Committee, unless a chair is designated by the Board.

3. Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4. Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

PROXY

For The Shares Of

IDENTIX INCORPORATED

A Delaware Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock and/or Preferred Stock of Identix Incorporated (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the stockholders’ meeting to be held on October 30, 2003, 1:00 PM, local time and appoints Joseph J. Atick and Mark S. Molina, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Identix account online.

Access your Identix shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, transfer agent for Identix, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	Make address changes
•	View certificate history	•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.	You are now ready to log in. To access your account please enter your:	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
The confidentiality of your personal information is protected using secure socket layer (SSL) technology.	• SSN or Investor ID	• Certificate History
• SSN or Investor ID	• PIN	• Issue Certificate
• Then click on the Establish PIN button	• Then click on the Submit button	• Address Change

Please be sure to remember your PIN, or maintain it in a secure place for future reference.	If you have more than one account, you will now be asked to select the appropriate account.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	TO ELECT DIRECTORS Nominees:			FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed
01	Robert McCashin	05	John E. Haugo
02	Joseph J. Atick	06	George Latimer	☐	☐
03	Milton E. Cooper	07	John E. Lawler
04	Malcolm J. Gudis	08	Patrick H. Morton

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2004.	☐	☐	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.				☐
I PLAN TO ATTEND THE MEETING				☐

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature	Date

Signature	Date

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/idnx		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Proxy Statement and the Company’s
Annual Report on Form 10-K via the Internet at
www.shareholder.com/identix/edgar.cfm